As filed with the Securities and Exchange Commission on April 3, 2002

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

N2H2, INC.

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1686754 (I.R.S. Employer Identification No.)

900 Fourth Avenue, Suite 3600 Seattle, Washington 98164 (Address of Principal Executive Offices, including zip code)	Howard Philip Welt 900 Fourth Avenue, Suite 3600 Seattle, Washington 98164 (206) 336-1501 (Name, address and telephone number, including area code, of agent for service)

N2H2, Inc. 1999 Non-Employee Director Stock Option Plan
Employee Stock Purchase Plan
(Full Title of Plans)

Copies to:
William W. Lin
Lane Powell Spears Lubersky LLP
1420 Fifth Avenue, Suite 4100
Seattle, Washington 98101-2338

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Proposed Maximum
Title of Securities	Amount To Be	Offering Price	Aggregate	Amount of
To Be Registered	Registered (1)	Per Share(2)	Offering Price(2)	Registration Fee

N2H2, Inc. 1999 Non-Employee Director Stock Option Plan Common stock, no par value	400,000	$0.34	$136,000	$13

Employee Stock Purchase Plan Common stock, no par value	1,000,000	$0.34	$340,000	$31

Total	1,400,000		$476,000	$44

(1)	Together with an indeterminate number of additional shares of common stock which may be necessary to adjust the number of shares of common stock reserved for issuance pursuant to the Plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock of N2H2.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933 for shares of common stock reserved under the N2H2, Inc. 1999 Non-Employee Director Stock option Plan and Employee Stock Purchase Plan. The price per share is estimated to be $0.34 based on the average of the high ($0.35) and low ($0.33) sales prices for the Common Stock on April 1, 2002 as reported on the OTC BB.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

This Registration Statement on Form S-8 is filed by N2H2, Inc. (the “Registrant” or “Company”), a Washington corporation, to register 1,400,000 additional shares of the Company’s common stock, no par value (the “Common Stock”) for issuance pursuant to the N2H2, Inc. 1999 Non-Employee Director Stock Option Plan and the Employee Stock Purchase Plan. The contents of the original Registration Statements on Form S-8 filed in connection with the N2H2, Inc. 1999 Non-Employee Director Stock Option Plan (Registration No. 333-96307, filed on February 7, 2000), the Employee Stock Purchase Plan (Registration No. 333-33954, filed on April 4, 2000) and the following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this registration statement:

(a)	N2H2’s latest Annual Report on Form 10-K for the fiscal year ended September 30, 2001 filed with the Commission on December 26, 2001.

(b)	All other reports filed by N2H2 pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above, including N2H2’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2001 filed with the Commission on February 13, 2002; and

(c)	The description of N2H2’s common stock contained in Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-78495) filed with the Commission on July 20, 1999, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by N2H2 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the common stock being registered is being passed upon by Lane Powell Spears Lubersky LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

N2H2’s restated articles of incorporation include a provision that limits the liability of directors to the fullest extent permitted by the Washington Business Corporation Act as it currently exists or as it may be amended in the future. Consequently, subject to the Washington Business Corporation Act, no director will be personally liable to N2H2 or its shareholders for monetary damages resulting from his or her conduct as a director of N2H2, except liability for:

•	acts or omissions involving intentional misconduct or knowing violations of law,

•	unlawful distributions, or

•	transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

The restated articles of incorporation also provide that N2H2 will indemnify any individual made a party to a proceeding because that individual is or was a director of N2H2. N2H2 will also advance or reimburse reasonable expenses incurred by that individual prior to the final disposition of the proceeding to the fullest extent permitted by applicable law. In addition, N2H2 maintains director and officer liability insurance coverage under which its directors and officers may be indemnified against any liability they may incur for serving as directors and officers of N2H2.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number	Description

5.1	Opinion of Lane Powell Spears Lubersky LLP (filed herewith)

10.1	N2H2, Inc. 1999 Non-Employee Director Stock Option Plan, as amended (filed herewith)

10.2	Employee Stock Purchase Plan, as amended (filed herewith)

23.1	Consent of Independent Accountants (filed herewith)

23.2	Consent of Lane Powell Spears Lubersky LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page)

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 1st day of April, 2002.

N2H2, INC.

By:	J. Paul Quinn, Vice President — Chief Financial Officer, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Howard Philip Welt and J. Paul Quinn, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on the 1st day of April 2002.

Secretary and Treasurer

Signature	Title

/s/ HOWARD PHILIP WELT	President, Chief Executive Officer and Director (principal executive officer)

/s/ J. PAUL QUINN	Vice President — Chief Financial Officer, Secretary and Treasurer (principal financial and accounting officer)

/s/ PETER H. NICKERSON	Chairman and Director

/s/ HOLLIS R. HILL	Director

/s/ MARK A. SEGALE	Director

/s/ RICHARD R. ROWE	Director

/s/ ALAN J.HIGGINSON	Director

/s/ MICHAEL T. LENNON	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Lane Powell Spears Lubersky LLP (filed herewith)

10.1	N2H2, Inc. 1999 Non-Employee Director Stock Option Plan, as amended (filed herewith)

10.2	Employee Stock Purchase Plan, as amended (filed herewith)

23.1	Consent of Independent Accountants (filed herewith)

23.2	Consent of Lane Powell Spears Lubersky LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page)